UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 300, Princeton, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PTN[1]	NYSEAmerican

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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1 Palatin Technologies, Inc. (“Palatin” or the “Company”) has received a notice from the NYSE American LLC (“NYSE American”) stating that the NYSE Regulation has determined that the Company is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of the Company’s Common Stock. NYSE American commenced delisting proceedings in connection with the foregoing determination, and trading the Company’s common stock was suspended on May 7, 2025. The Company’s common stock currently trades on the OTCQB Market of the OTC Markets Group under the trading symbol “PTNT”. Effective November 12, 2025, Palatin’s common stock is expected to resume trading on the NYSE American exchange under the symbol “PTN.”

Item 1.01 Entry into a Material Agreement.

On November 5, 2025, Palatin Technologies, Inc. entered into an underwriting agreement with A.G.P./Alliance Global Partners (the “Underwriting Agreement”) relating to the Company’s public offering of 2,430,769 shares of common stock (or pre-funded warrants in lieu thereof) together with Series J warrants to purchase up to 2,430,769 shares of common stock (the “Series J Warrants”), and Series K warrants to purchase up to 2,430,769 shares of common stock (the “Series K Warrants”) at a combined public offering price of $6.50 per share of common stock and accompanying Series J and Series K Warrants (the “Offering”).

Each Series J Warrant will have an exercise price of $6.50 per share and will be immediately exercisable. The Series J Warrants will expire on the earlier of (i) the eighteen-month anniversary of the original issuance date or (ii) on the 31st calendar day following the date that the Company receives the U.S. Food and Drug Administration (“FDA”) acceptance of the Company’s Investigational New Drug for an in-house obesity treatment compound (long-acting peptide or oral small molecule) (the “FDA Exercise Period”). Each Series K Warrant will have an exercise price of $8.125 per share and will be immediately exercisable. The Series K Warrants will expire on the five-year anniversary of the original issuance date, however, if a holder’s Series J Warrants have not been terminated in accordance with their terms prior to the expiration of the FDA Exercise Period, such holder’s Series K Warrants will terminate automatically upon the earlier of the (i) eighteen-month anniversary of the original issuance date of the Series J Warrants or (ii) the expiration of the FDA Exercise Period and prior to the five-year anniversary of the issuance of the Series K Warrant.

The gross proceeds to Palatin from the Offering, before deducting the underwriting discounts and commissions and offering expenses, are expected to be approximately $15.8 million. In addition, Palatin has granted the underwriters a 45-day option to purchase up to an additional 364,615 shares of its common stock on the same terms and conditions. The pre-funded warrants will be exercisable until exercised in full at a nominal exercise of $0.0001 per share and may not be exercised to the extent such exercise would cause the holder to beneficially own more than 4.99% or 9.99%, as applicable, of the Company’s outstanding common stock. All of the securities are offered by Palatin. This Offering is expected to close on or about November 12, 2025, subject to the satisfaction of customary closing conditions, including the resumption of trading of Palatin’s common stock on the NYSE American exchange. On November 6, 2025, the Company issued a press release announcing the Offering. A copy of such press release is attached as exhibit 99.1 and is incorporated herein by reference.

The descriptions of terms and conditions of the Underwriting Agreement, the Pre-Funded Warrant, the Series J Common Warrants, and the Series K Common Warrants, set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Underwriting Agreement, the form of Pre-Funded Warrant, the form of Series J Common Warrant, and the form of Series K Common Warrant which are attached hereto as Exhibits 1.1, 4.1, 4.2, and 4.3, respectively, and incorporated herein by reference. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business and investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission for any other such factual information.

Item 8.01 Other Events.

NYSE American Listing Compliance

On August 11, 2025, a reverse stock split of the Company’s outstanding shares of common stock took effect at a ratio of one-for-fifty (the “Reverse Stock Split”). The Reverse Stock Split resulted in the Company becoming compliant with Section 1003(f)(v) of the NYSE American Company Guide.

On November 5, 2025, the Company submitted to NYSE American, on a pro-forma basis, as of November 5, 2025, financial statements demonstrating its compliance with the NYSE American continued listing standard under Section 1003(a)(iii) of the NYSE American Company Guide (the “Stockholders Equity Rule”), which requires the stockholder’s equity to be greater than $6.0 million, after reflecting all quarter ended September 30, 2025 and October 1, 2025 to November 5, 2025, operations, revenue and expenses, and the equity offering (referenced above). This resulted in a significant increase to stockholders’ equity since the Company’s fiscal year end of June 30, 2025. The significant increase is primarily based on (i) closing of a business development collaboration with Boehringer Ingelheim International GmbH (“Boehringer Ingelheim”) in August 2025, which resulted in revenue of $8.8 in the quarter ended September 30, 2025, and (ii) the planned of Offering of $15.8 million in gross proceeds, with $14.7 million of net proceeds expected to close November 12, 2025.

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Accordingly, the closing of the Offering will result in the Company regaining compliance with NYSE American continued listing standard under Section 1003(a)(iii) of the NYSE American Company Guide (the “Stockholders’ Equity Rule”) of greater than $6.0 million of stockholders’ equity, and meeting all applicable requirements for continued listing on NYSE American, as of the date of this current report on Form 8-K (this “Current Report”).Effective November 12, 2025, Palatin’s common stock is expected to resume trading on the NYSE American exchange under the symbol “PTN” and CUSIP “696077601”.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will” and “expected”, or the negative of such terms, or other comparable terminology. Forward-looking statements, including statements regarding the Company’s common stock being reinstated for trading on the NYSE American, are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to update or revise and forward-looking statement contained herein, or to reflect any change in the Company’s expectations with regard thereto or any other change in events, conditions, circumstances, on which any such statement is based, except to the extent otherwise required by applicable law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 5, 2025, by and among Palatin Technologies, Inc. and A.G.P./Alliance Global Partners.
4.1	Form of Pre-Funded Warrant.
4.2	Form of Series J Warrant.
4.3	Form of Series K Warrant.
99.1	Press Release, dated November 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2025	PALATIN TECHNOLOGIES, INC.

/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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